EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 12, 2009, except for the information included in Note 17, as to which the date is August 4, 2009, relating to the consolidated financial statements and financial statement schedule of GSI Commerce, Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the effects of the retrospective application of Financial Accounting Standards Board Staff Position APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)) appearing in the Current Report on Form 8-K filed on August 4, 2009, and our report dated March 12, 2009 relating to the effectiveness of GSI Commerce, Inc. and subsidiaries’ internal control over financial reporting, appearing in the Annual Report on Form 10-K of GSI Commerce, Inc. and subsidiaries for the fiscal year ended January 3, 2009, and incorporated by reference in the Prospectus included in Registration Statement No. 333-161001.
/S/ DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
August 12, 2009